UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, DC 20549

                                FORM 8-K

                         CURRENT REPORT PURSUANT
                      TO SECTION 13 OR 15(D) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

            Date of report (Date of earliest event reported)
                            August 30, 2010
                            ---------------

                             Monster Offers
         ------------------------------------------------------
         (Exact Name of Registrant as Specified in Its Charter)

                                Nevada
            ----------------------------------------------
            (State or Other Jurisdiction of Incorporation)

              000-53266                          26-1548306
       ------------------------     ---------------------------------
       (Commission File Number)     (IRS Employer Identification No.)

                  4056 Valle Del Sol, Bonsall, CA  92003
              Mail Delivery - PO Box 1092, Bonsall, CA  92003
         --------------------------------------------------------
          (Address of Principal Executive Offices)      (Zip Code)

                              (760) 208-4905
            ----------------------------------------------------
            (Registrant's Telephone Number, Including Area Code)

                   El Cangrejo, Calle Eusebio A. Morales
                  Edificio Carpaz #2A, Panama City, Panama
       --------------------------------------------------------------
       (Former name or former address, if changed, since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On August 30, 2010, Monster Offers (the "Company") completed its due diligence and entered into an Asset Exchange Agreement, dated August 5, 2010 to acquire a one hundred (100%) percent ownership interest in the Intellectual Property Rights and Software known as the Social Network Action Platform (SNAP) from Prime Mover Global, LLC, a Delaware Limited Liability Company in exchange for 7,000,000 unregistered restricted common shares of the Company. Pursuant to the Asset Exchange Agreement these seven million (7,000,000) shares will remain restricted for a period of one (1) year.

The SNAP platform allows the Company to quickly deploy internally branded social commerce initiatives and market similar private labeled licensing solutions to Fortune 1000 Companies and Non-Profit Organizations. As part of the Asset Exchange Agreement, the manager of Prime Mover Global, LLC,
Mr. Paul Gain, will be appointed to the Board of Directors of Monster Offers as its Chairman. See Exhibit 10.1


Item 3.02  Unregistered Sales of Equity Securities

On August 30, 2010, Monster Offers agreed to issue 7,000,000 shares of its unregistered common stock to Mr. Paul Gain, manager of Prime Mover Global, LLC. in exchange for a one hundred (100%) percent ownership interest in the SNAP Software. The shares will be issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale. The shares of common stock issued will contain a legends restricting transferability absent registration or applicable exemption. Additionally, Mr. Gain has agreed to lock-up these shares for one-year.

On September 1, 2010, Monster Offers agreed to issue 550,000 shares of its unregistered common stock to Messrs. Stephen Hall (150,000 shares), Scott Wilcox (200,000 shares) and Paul West (200,000 shares) in exchange for their consulting services rendered and to be rendered to the Company. The shares will be issued pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale. The shares of common stock issued will contain a legends restricting transferability absent registration or applicable exemption. Additionally, Messrs. Hall, Wilcox and West have agreed to lock-up these shares for two-years. (See Consulting Agreements, Exhibits 10.6, 10.7 and 10.8).


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 30, 2010, the Board of Directors accepted the resignation of Jonathan W. Marshall director and officer of the Company. Prior to his resignation, he nominated Mr. Paul Gain and Scott J. Gerardi as the new Directors of the Company. Both of these individuals accepted the nomination.

On August 30, 2010, the Board of Directors appointed Mr. Paul Gain and Scott
J. Gerardi as new Directors of the Company. The new board members will hold office for the unexpired term of their predecessor(s) and/or until their successor(s) are elected and qualified.

On August 30, 2010, the Company appointed Mr. Paul Gain as Chairman of the Board of Directors and Chief Executive Officer. Mr. Gain has accepted this management position within the Company. On August 30, 2010, the Company appointed Scott J. Gerardi as the President of the Company. Mr. Gerardi has accepted this management position within the Company.

The name, age and position of the Company's new Directors are as follows:

Name                      Age                 Position
-------------             ---                 ------------------------------
Paul Gain                 48                  Chairman and Chief
                                              Executive Officer
Scott J. Gerardi          44                  President and Director
----------------------------------------------------------------------------


Biography of Paul Gain, Director
--------------------------------

Paul Gain is a software industry and business development veteran.

Prime Mover Global, LLC - Mr. Gain is the Manager of Prime Mover Global, LLC During the past 20 months, he capitalized and assembled a team to design, build, and implement an innovative web 2.0 social networking & commerce portal architecture.

Lydian Technology - Mr. Gain was retained as CEO of Lydian Technology Group. His primary objective was to integrate the existing business and technology assets and people from two merged companies into a refined solution set for the financial services and mortgage industry. This involved the merging of different technologies, processes, and teams of people from multiple locations throughout the U.S. and abroad.

Wellfound / Decade Corporation - Mr. Gain held the CEO position of WellFound technology, an internet era systems integration services company. He re-focused the team towards the development of a "service-oriented architecture" technology integration platform, restructured the development resources to leverage a global development team process, and successfully launched the resulting platform and company into the financial services industry as a complete newcomer.

VelociGen / Blue Titan Corporation - Mr. Gain was hired by the outside investors of VelociGen as Senior VP of Business Development to help shape the company's business model and strategy for a new web services product line. The company had developed a set of tools and needed to package these tools into a product suite that could provide value to its target clients. Blue Titan was then eventually sold to SOA Software.

CMstat Corporation - Mr. Gain founded and served as President and CEO of CMstat Corporation, a Configuration and Product Data Management enterprise software company focused primarily in the aerospace, telecommunications, and government markets. While at CMstat, he was recognized worldwide as a leading authority and speaker in Configuration and Product Data Management, and eventually led the CMstat team to a acquisition by VSE Corporation (NASDAQ: VSEC).

Other Experience - Mr. Gain has also provided consulting services to top-tier commercial and government organizations, financial services, mortgage banking, telecom, major aerospace, automotive and manufacturing companies worldwide.

Education:
----------

Mr. Gain is a graduate of Ferris State University in Michigan, with degrees in Business Management, Automotive Technology, and Mechanical Engineering.


Biography of Scott J. Gerardi, Director
---------------------------------------

Scott J. Gerardi is an online advertising and lead generation veteran that possesses over 20-years experience in new media.

2009 - Present  -  Monster Offers - Member of the company's Advisory Board.

2008 - Present - SJG Ventures, Inc. - Owner & President, Independent consultant with emphasis on lead generation, data monetization, and developing marketing strategies for advertisers new to the Internet.

2002 - 2008 - eForce Media, Inc., Santa Monica, CA - VP of Operations and Co-Founder of this online lead generation and customer identification company. Instrumental in transforming the company from a three person team servicing one vertical into a venture capital backed 125 person organization operating in 12 verticals.

1989 - 2000 - NTN Communications, Inc. / NTN Buzztime, Inc., Carlsbad, CA (AMEX: NTN) - Held numerous positions for pioneer company within the emerging interactive television and online entertainment industries. Developed award winning 'play along' applications in conjunction with live television broadcasts as well as prototype electronic applications for the now billion dollar fantasy sports industry. Responsible for creating strategic relationships and creating interactive programs for partners including NFL.com, NHL.com, America Online, DirecTV, CBSSportline.com, and FoxSports.com.

Education:
----------

Mr. Gerardi is a 1989 graduate of San Diego State University in San Diego, California, with a BS degree in Marketing.

Compensation of Directors
-------------------------

No Director receives any fee, salary or commission for service as a director. In addition, no such arrangement is contemplated for the foreseeable future.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the ownership of our common stock on September 1, 2010 relating to those persons known to beneficially own more than 5% of our capital stock and by our named Executive Officer and Directors.

Beneficial ownership is determined in accordance with the rules of the
U. S. Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days after September 1, 2010 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of Monster Offers common stock. The Company does not have any outstanding options, warrants or other securities exercisable for or convertible into shares of its common stock.

                                          AMOUNT AND
                                          NATURE OF
TITLE OF    NAME OF BENEFICIAL            BENEFICIAL         PERCENT OF
CLASS       OWNER AND POSITION            OWNERSHIP          CLASS(1)
-----------------------------------------------------------------------------
Common      Paul Gain (2)                 10,000,000             25.6%
            Chairman and CEO

Common      Scott J. Gerardi (3)          10,000,000             25.6%
            President

Common      Powerhouse Development (4)    11,250,000             28.8%
            Shareholder
-----------------------------------------------------------------------------
DIRECTORS AND OFFICERS AS A GROUP
                     (2 persons)          20,000,000             51.2%

(1)  Percent of Class based on 39,010,000 shares
(2)  Paul Gain, PO Box 1092 Bonsall, CA  92003
(3)  Scott J. Gerardi, 6281 Pale Pavilion Ave, Las Vegas, NV  89139
(4) Powerhouse Development, a Panamanian Corporation, Box 832-0816, World Trade Center, Panama City Panama, these shares are being held by this Corporation for the benefit of the employees and contractors of the Company.
-----------------------------------------------------------------------------

Item 8.01  Other Items

Mr. Jonathan W. Marshall, the former Director and Officer of the Company entered into a private transaction to transfer 3,000,000 of his restricted common shares to Paul Gain; and, transfer 3,000,000 of his restricted common shares to Scott J. Gerardi. Further, Mr. Marshall has agreed to lock-up his remaining 1,000,000 restricted common shares for a period of one-year.

Separately, the Company reached a mutually agreeable understanding with a non-affiliated shareholder to cancel 1,000,000 unregistered common shares he owns. These unregistered restricted shares were issued in a private offering with the understanding that the shareholder would purchase these shares and provide technical expertise to the company. Since the services were not delivered to the company's satisfaction, it has been agreed that these 1,000,000 unregistered common shares will be canceled and returned to the company's treasury.

With the change of management, the Company's mailing address and business address have been changed from El Cangrejo, Calle Eusebio A. Morales, Edificio Carpaz #2A, Panama City, Panama to 4056 Valle Del Sol, Bonsall, California 92003 effective August 30, 2010.


Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.       Exhibits

10.1 Asset Exchange Agreement by and between Monster Offers and Prime Mover Global, LLC, dated August 5, 2010.

10.2    Share Lock-Up Agreement with Scott J. Gerardi dated, August 6, 2010.

10.3    Share Lock-Up Agreement with Powerhouse Development dated,
        August 6, 2010.

10.4    Share Lock-Up Agreement with Paul Gain dated, August 6, 2010.

10.5    Share Lock-Up Agreement with Jonathan W. Marshall, dated,
        August 6, 2010.

10.6    Consulting Agreement with Stephen Hall, dated September 1, 2010.

10.7    Consulting Agreement with Scott Wilcox, dated September 1, 2010.

10.8    Consulting Agreement with Paul West, dated September 1, 2010.

                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Monster Offers
                                   ---------------------------
                                           Registrant

                                By: /s/ Scott Gerardi
                                ------------------------------------
                                Name:   Scott Gerardi
                                Title:  President


Dated:  September 1, 2010